EXHIBIT 10.27

October 1, 2006

To Whom It May Concern:

In anticipation of the proposed acquisition agreement between CDI China, Inc. and Taiyuan YiWei Magnesium Co Ltd.

Whereby CDI China, Inc. desires to acquire a 51% interest in Chang Magnesium Co. Ltd., a wholly owned subsidiary of Taiyuan YiWei Magnesium Co Ltd.,

We the shareholders of Taiyuan YiWei Magnesium Co Ltd. authorize Yuwei Huang, CEO and 35% shareholder of Taiyuan YiWei Magnesium Co Ltd., to enter into the proposed acquisition agreement on our behalf.


Taiyuan YiWei Magnesium Co. Ltd.:

         Yuwei Huang
---------------------------------
Yuwei Huang       35% shareholder


         Huihuang Huang
---------------------------------
Huihuang Huang     5% shareholder


         Lifei Huang
---------------------------------
Lifei Huang       25% shareholder


         Xiaorui Su
---------------------------------
Xiaorui Su        15% shareholder


         Youdong Huang
---------------------------------
Youdong Huang     20% shareholder